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                                                                   EXHIBIT 21.1


SUBSIDIARIES OF GRAHAM PACKAGING HOLDINGS COMPANY




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NAME:                                                    JURISDICTION AND TYPE OF FORMATION:
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
Graham Packaging Company, L.P.                           Delaware limited partnership
GPC Capital Corp. I                                      Delaware corporation
GPC Capital Corp. II                                     Delaware corporation
GPC OPCO GP LLC                                          Delaware limited liability company
GPC Sub GP LLC                                           Delaware limited liability company
Graham Packaging Canada Limited                          Ontario corporation
Graham Packaging France Partners                         Pennsylvania general partnership
Graham Packaging France, S.A.S.                          French corporation
Financiere Graham Packaging France SNC                   French general partnership
Graham Packaging Italy, S.r.L.                           Italian limited liability company
LIDO Plast-Graham SRL                                    Argentine limited liability company
Societa Imballagi Plastici, S.r.L.                       Italian limited liability company
Graham Packaging Poland, L.P.                            Pennsylvania limited partnership
Masko Graham Spolka Z.O.O.                               Polish limited liability company
Graham Recycling Company, L.P.                           Pennsylvania limited partnership
Graham Packaging Latin America, LLC                      Delaware limited liability company
Graham Brasil Participacoes Ltda.                        Brazilian limited liability company
Graham Packaging do Brasil Industria e Comercio S.A.     Brazilian corporation
Graham Packaging U.K. Ltd.                               England & Wales corporation
Graham Packaging Deutschland GmbH                        German limited liability company
Graham Plastpak Plastik Ambalaj A.S.                     Turkish corporation
Graham Packaging Europe SNC                              French general partnership
Graham Emballages Plastiques S.A.                        French corporation
Financiere Graham Emballages Plastiques SNC              French general partnership
Resin Rio Comercio Ltda.                                 Brazilian limited liability company
Graham Packaging Argentina S.A.                          Argentine corporation
Graham Packaging Company de Venezuela, C.A.              Venezuelan corporation
Lido Plast San Luis S.A.                                 Argentine corporation
PlasPET Florida, Ltd.                                    Florida limited partnership
Graham Innopack de Mexico S.de R.L.de C.V.               Mexican limited liability company
Industrias Graham Innopack S.de R.L.de C.V.              Mexican limited liability company
Servicios Graham Innopack S.de R.L.de C.V.               Mexican limited liability company
Graham Packaging Belgium S.A.                            Belgian corporation
Graham Packaging Iberia S.L.                             Spanish limited liability company
Graham Packaging Villecomtal SARL                        French limited liability company
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